EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
The Participants and Administrator of
Ryder System, Inc. Deferred Compensation Plan:
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-19515) of Ryder System, Inc. of our report dated June 25, 2007 relating to the financial statements of the Ryder System, Inc. Deferred Compensation Plan as of December 31, 2006 and the year then ended, which report appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Miami, Florida
June 28, 2007

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